SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2009

LiveWire Mobile, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

One Monarch Drive, Suite 203, Littleton, Massachusetts	01460
(Address of Principal Executive Offices)	(Zip Code)

(978) 742-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

Today LiveWire Mobile, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.05     Costs Associated with Exit or Disposal Activities.

On May 7, 2009, the Company committed to a cost reduction plan (the “Plan”) focused on reducing the Company’s headcount and operating expenses. The Plan, as described in Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146), is expected to accelerate the Company’s profitability horizon and support its development initiatives. The Plan consists primarily of costs associated with a workforce reduction principally at its operations in India, with additional reductions in headcount at its corporate headquarters in Littleton, MA and its operations in the U.K., and other associated costs.  We expect these workforce reductions to commence in the second quarter of 2009 with the majority being completed by the end of the second quarter of 2009 and the remainder to be completed by December 31, 2009.

In connection with the Plan, the Company currently estimates that it will incur in the second quarter of 2009 pre-tax restructuring charges related to severance costs in the range of approximately $0.6 million to $0.8 million and pre-tax facility closure and exit charges in the range of approximately $0.1 million to $0.2 million.  The Company currently estimates the Plan will result in a total of $0.7 million to $1.0 million of costs in connection with the Plan during the second quarter of 2009.

Also, at this time, the Company estimates future cash expenditures in connection with the Plan in the range of approximately $0.6 million to $0.9 million.

The Company issued a press release today announcing the Plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated elements, costs, timing and completion of the Plan, statements regarding expected future profitability and development initiatives, future cost reduction actions by the Company and statements regarding expected market conditions. These statements are based on management's expectations as of the date of this 8-K and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties, including risks and uncertainties relating to actual expenses of implementing the Plan, delays in implementing the cost reduction plan and deterioration of general economic or market conditions, including their effect on the Company’s ability to achieve profitability. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2008 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Item 7.01     Regulation FD Disclosure.

Today the Company issued a press release announcing its financial results for the quarter ended March 31, 2009 and the Plan. Exhibit 99.1 sets forth the text of the Company’s announcement.

The information contained herein, including the exhibit attached and incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number		Title
99.1	Press Release dated as of May 11, 2009	LiveWire Mobile Announces Financial Results for the Quarter Ended March 31, 2009 and Restructuring Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE MOBILE, INC.

May 11, 2009	By:	/s/ Todd D. Donahue
	Name:	Todd D. Donahue
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Title
99.1	Press Release dated as of May 11, 2009	LiveWire Mobile Announces Financial Results for the Quarter Ended March 31, 2009 and Restructuring Plan